EXHIBIT 99

[CLICKABLEOIL LOGO]

FOR IMMEDIATE RELEASE:

  CLICKABLE ENTERPRISES CLOSES ON $1.2 MILLION CONVERTIBLE PREFERRED FINANCING

NEW YORK, NY, October 26, 2004, Clickable Enterprises, Inc. (OTCBB:CKEI) ("Clickable Enterprises" or the "Company"), a New York-based online heating oil services company, announced today that on October 20, 2004, it closed on a financing transaction that provided the Company with additional capital in the amount of $1.2 million through the sale of convertible preferred stock.

Under the terms of the transaction, the outstanding convertible debentures in the original principal amount of approximately $2,500,000 held by the investors were restructured, favorably to the Company, whereby the maturity date was extended to October 20, 2007 from June 6, 2004, and the conversion formula was adjusted favorably so that it will be based upon average trading prices prior to conversion without a maximum conversion price. Use of funds will be principally dedicated to actions that will increase revenues and operating profitability such as acquiring complimentary heating oil businesses and increasing marketing and advertising expenditures as another means of adding to the customer base.

Nicholas Cirillo, Jr., President of Clickable Enterprises said, "With our low oil prices and quality services, we have been able to maintain a strong presence throughout the Westchester area, Manhattan, Brooklyn, the Bronx, Queens and Long Island." Cirillo continued, "The additional funds available to us will enable a further penetration of our marketing efforts into our core areas, seizing an opportunity during record-high world oil prices. Our business model has been designed to retain our financial stability regardless of chaotic market prices, allowing us to maintain our competitiveness and attract new customers."

Management is committed to implementing its business plan, which includes a major Northeast U.S. market expansion through acquisition activities and advertising initiatives designed to increase the Company's customer base.

ABOUT CLICKABLE ENTERPRISES, INC.

Clickable Enterprises, Inc. is a New York-based online heating oil services company that provides residential and commercial customers with reliable heating oil and related services. Since its inception in 2000, it quickly became the low-cost supplier of heating oil to approximately 2,500 residential and commercial customers in major regional markets, including southern Westchester County, the Bronx, northern Manhattan, Nassau County, parts of Suffolk County, and Brooklyn and Queens. During its fiscal year 2004, it generated in excess of $2,000,000 in revenue from sales of heating oil. Clickable Enterprises' management team is comprised of experienced and credentialed professionals with over 50 years of combined managerial and operational experience in the heating oil industry. For more information on Clickable Enterprises, Inc., please visit their website at www.clickableoil.com.

This release and oral statements made from time to time by the Company's representatives concerning the same subject matter may contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act

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of 1995.  These  statements  can be  identified  by  introductory  words such as
"expects," "plans," "intends," "believes," "will," "estimates," "forecasts," "projects" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by the Company with the Securities and Exchange Commission, which should be considered together with any forward looking statement. No forward looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.

Contact Information:
Nicholas Cirillo, Jr.
President
914-699-5190